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                                                                   Exhibit 23(c)

The Board of Directors
First Union Corporation:

We consent to the incorporation by reference in the registration statements listed below of CoreStates Financial Corp of our report dated January 21, 1998, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1997 Form 10-K, which in turn is incorporated by reference in the Form 8-K of CoreStates Financial Corp dated March 23, 1998.

  (a) The Registration Statement (Form S-8, No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 2-91176), the Registration Statement (Form S-8, No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan,

  (b) The Registration Statement (Form S-8, No. 33-32934) and prospectus relating to shares of the Corporation's Common Stock issuable under the CoreStates Employee Stock Ownership and Savings Plan,

  (c) The Registration Statement (Form S-3, No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan,

  (d) The Registration Statement (Form S-3, No. 33-57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp. and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation,

  (e) The Registration Statement (Form S-3, No. 33-54049) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp. and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,

  (f) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-48422) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation,

  (g) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-51429) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,


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  (h) The Registration Statement (Form S-4, as amended by Form S-8, No.
      33-53539) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc.,

  (i) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-55505) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank,

  (j) The Registration Statement (Form S-4, as amended by Form S-8, No. 33-300067) and prospectus relating to shares of the Corporation's Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Meridian Bancorp, Inc.,

  (k) The Registration Statements (Form S-3, Nos. 33-54049 and 333-2297) and prospectus and prospectus supplement pertaining to $1,750,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp. and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,

  (l) The Registration Statement (Form S-3, No. 033-40717) and prospectus relating to shares of the Corporation's Common Stock issuable under the Dividend Reinvestment Plan,

  (m) The Registration Statement (Form S-8, No. 333-16569) and prospectus relating to shares of the Corporation's Common Stock issuable under the QuestPoint Savings Plan,

  (n) The Registration Statement (Form S-8, No. 333-41083) and prospectus relating to shares of the Corporation's Amended and Restated Long-Term Incentive Plan (1997),

  (o) The Registration Statement (Form S-8, No. 33-27725) and prospectus relating to shares of the Corporation's Amended and Restated Stock Compensation Plan for Non-Employee Directors (1997).


                                              KPMG Peat Marwick LLP

Charlotte, North Carolina
March 17, 1998


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